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                                                                    Exhibit 23.2


PRICEWATERHOUSECOOPERS LOGO
--------------------------------------------------------------------------------

                                                       PRICEWATERHOUSECOOPERS
                                                       ABN 52 780 433 757

                                                       Darling Park Tower 2
                                                       201 Sussex Street
                                                       GPO BOX 2650
                                                       SYDNEY NSW 1171
                                                       DX 77 Sydney Australia
                                                       www.pwcglobal.com/au
                                                       Telephone +61 2 8266 0000
                                                       Facsimile +61 2 8266 9999

June 17, 2003


Consent of Independent Accountants

We agree to the inclusion in the CanWest Media Inc. Offer to Exchange US$200 million 7 5/8% Series A Senior Notes Due 2013 for Registered 7 5/8% Series B Senior Notes Due 2013 Form F4, dated June 13, 2003 of CanWest Media Incorporated, of our report, dated October 10, 2002 except for note 40 which is dated February 26, 2003, relating to our audit of the consolidated financial statements of The Ten Group Pty Limited as of and for the years ended August 31, 2002 and 2001.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Sydney, Australia